CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	November 30, 2010
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. ADDS RESIDENTIAL MORTGAGE DIVISION

Dubuque, Iowa, Tuesday, November 30, 2010 - Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today a significant addition to its residential mortgage lending capabilities with the hiring of a mortgage banking team of professionals and executives in the Phoenix, Arizona market. Operating under the brand, National Residential Mortgage, the unit had previously operated as a profitable division of a recently-failed Arizona thrift. Heartland's National Residential unit is staffed with 24 employees, including management, loan originators, processors, closers, secondary marketing specialists and other support staff.

National Residential is now offering mortgage lending services at Heartland's Arizona Bank & Trust subsidiary, with planned expansion into other Heartland and non-Heartland markets likely over time. Administrative and back office support will be organized within a division of the company's lead bank, Dubuque Bank and Trust.

National Residential is led by Jeff Walton, an experienced mortgage banker with over 26 years in the mortgage banking industry. Walton's experience includes the positions of senior managing director of Bear Stearns Residential Mortgage and president of the mortgage divisions of First National Bank of Arizona and First National Bank of Nevada. Walton will be responsible for the oversight of mortgage functions such as operations, underwriting, sales, technology, products and pricing.

Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “Recent legislative changes have opened the door to new opportunities in mortgage lending for local banking companies like Heartland. As non-bank competitors in this space are beginning to disappear, we see significant opportunity in the future by expanding residential loan origination as a gateway retail product and a strategic line of business.

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As with all Heartland credit products, this business line will focus on traditional mortgage banking based on sound lending principles.

We view the combination of National Residential and our Heartland banks as an excellent fit. Jeff and his team bring expertise at delivering a streamlined and efficient mortgage lending platform while providing Heartland with the potential for building non-interest revenue and new customer relationships,” added Fuller.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.1 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial
USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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